Exhibit 99.1

Silexion Therapeutics Announces 1-for-15 Reverse Share Split

Trading on split-adjusted basis will begin at market open on July 29, 2025. This adjustment is expected to help Silexion comply with NASDAQ requirements, enhance its market position, and support its strategic growth initiatives

GRAND CAYMAN, Cayman Islands, July 16, 2025 - Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today announced a 1-for-15 reverse share split of its ordinary shares. The reverse share split will become effective after market close on July 28, 2025, and the Company’s ordinary shares will begin trading on a split-adjusted basis on the Nasdaq Capital Market at market open on July 29, 2025, under the existing ticker symbol “SLXN.” A new CUSIP number will be assigned to the post-reverse split shares.

As a result of the reverse share split, every fifteen ordinary shares of Silexion issued and outstanding will be automatically combined into one share. The par value of the ordinary shares will be proportionately increased, from $0.0009 per share to $0.0135 per share, and no fractional shares will be issued. Shareholders that are direct participants in the DTC system and that are entitled to fractional shares will each receive a rounded-up whole share.

"Our decision to implement this reverse share split reflects Silexion's unwavering commitment to maintaining our Nasdaq listing and strengthening our foundation for future growth," said Ilan Hadar, Chairman and CEO of Silexion. "Following our recent preclinical breakthroughs with SIL-204 and our expanded development strategy across multiple KRAS-driven cancers, I remain highly confident in our ability to advance our innovative RNAi therapeutics toward clinical trials and ultimately deliver meaningful value to both patients and shareholders. This reverse split is designed to enhance our capital markets position, address share price volatility, and support our continued progress toward bringing potentially transformative therapies to patients with difficult-to-treat cancers."

Shareholders holding shares in book-entry form do not need to take any action in respect of the reverse share split, as their shares will be adjusted automatically. Those holding shares through a broker or nominee will also not need to take any action, as the number of shares held by them will be adjusted automatically, as reflected in their brokerage account. For further details, those shareholders should contact their broker.

The reverse share split is intended, among other things, to enable the Company to regain and maintain compliance with Nasdaq’s minimum bid price requirement, as outlined in Nasdaq Listing Rule 5550(a)(2). This adjustment is expected to help Silexion align with Nasdaq standards, enhance its market position, and support its strategic growth initiatives (including by enabling the Company to conduct equity financings).

About Silexion Therapeutics:

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The Company’s first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The Company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion's business strategy, ongoing preclinical studies evaluating SIL204 in colorectal and lung cancer applications, potential expansion of development strategy,  and the therapeutic potential of SIL204 across multiple cancer types, are forward-looking statements. These forward-looking statements are generally identified by terminology such as "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them, or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied by those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion's ability to successfully complete preclinical studies and initiate clinical trials; (ii) Silexion's strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) expectations regarding future partnerships or other relationships with third parties; (v) Silexion's future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vi) Silexion’s ability to maintain its Nasdaq listing; and (vii) other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the Company, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets & IR Contact
Arx Capital Markets
North American Equities Desk
silexion@arxadvisory.com